EX-10.2

                                 LOAN AGREEMENT

        This LOAN AGREEMENT ("Agreement"), is entered into as of October 2, 2006, by and among AVANTAIR, INC. ("Avantair"), a Nevada corporation, CNM, INC ("CNM"), a Nevada corporation and ARDENT ACQUISITION CORP, a Delaware corporation, ("Ardent").

                                 R E C I T A L S
                                 ---------------

A. Avantair and CNM entered into that certain Secured Revolving Line of Credit Note dated March 22, 2005 ("Original Note"), Revolving Credit Agreement dated May 31, 2005 ("Revolving Credit Agreement"), General Security Agreement dated July 30, 2003 and Amended and Restated Security Agreement dated June 20, 2005 (collectively "Original Security Agreement") whereby CNM agreed to loan and advance certain monies to Avantair upon terms and conditions as set forth in the Revolving Credit Agreement for a total amount of FORTY MILLION DOLLARS ($40,000,000.00).

B. Under the terms of the Revolving Credit Agreement, Avantair was permitted to withdraw monies only upon certain conditions and requirements and the consent of CNM as set forth in the Revolving Credit Agreement.

C. Avantair is in need of funds in an amount equal to the balance of funds under the Revolving Credit Agreement in the amount of SEVEN MILLION SIX HUNDRED THOUSAND DOLLARS ($7,600,000.00), in order to acquire and pay outstanding balances owed to Piaggio America with respect to its purchase of two (2) Piaggio America aircraft in the amount of FOUR MILLION EIGHT HUNDRED NINETY THOUSAND AND TWO HUNDRED THIRTY SEVEN DOLLARS ($4,890,237.00) each, for a total of NINE MILLION SEVEN HUNDRED EIGHTY THOUSAND FOUR HUNDRED SEVENTY FOUR DOLLARS ($9,780,474.00).

D. The remaining available credit under the Revolving Credit Agreement is SEVEN MILLION SIX HUNDRED THOUSAND DOLLARS ($7,600,000.00), however, the Note has matured and Avantair cannot meet certain conditions and requirements of the Revolving Credit Agreement to draw down any additional funds, but CNM is agreeable to providing a new secured loan to Avantair on certain new terms and conditions.

        NOW, THEREFORE, in consideration of the mutual covenants, promises and agreements contained herein and for other good and valuable consideration, and based upon the terms and conditions as set forth in this Agreement, the parties hereto, intending to be legally bound hereby, agree as follows:

        1. LOAN AMOUNT. Avantair and CNM agree that, subject to the remaining

                                 LOAN AGREEMENT
                                     PAGE 1
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terms  and  conditions  of this  Agreement,  that CNM  shall  loan to
Avantair the sum of SEVEN MILLION SIX HUNDRED THOUSAND DOLLARS ($7,600,000.00) ("Loan") on or before 11:59 p.m. Pacific Daylight Time, October 2, 2006, payable as provided hereafter.

        2. CONDITIONS. The parties hereto agree that the Loan shall be permitted, funded and occur only upon the following conditions first being met by Avantair and verified by CNM by the Closing Date as defined below:

                a. Avantair and Ardent shall enter into and execute a Definitive Stock Purchase Agreement ("Stock Purchase Agreement") and provide proof of same to CNM and CNM must approve the Stock Purchase Agreement in its sole and absolute discretion, on or before 11:59 p.m., Pacific Daylight Time October 2, 2006 ("Closing Date");

                b. Avantair shall obtain, close and fund on its Equity Financing with respect to the equity of Avantair in the amount of SEVEN MILLION FIVE HUNDRED THOUSAND DOLLARS ($7,500,000.00) ("Equity Amount") and provide proof of same to CNM on or before the Closing Date;

                c. Avantair shall first deliver and provide proof of same to CNM on or before the Closing Date, to Wells Fargo Bank in Reno, Nevada, attention Janet Mello, the Equity Amount to be held in trust in a designated Wells Fargo
                        Bank escrow account (`Escrow Account"). The Equity Amount shall be administered and disbursed by Janet Mellow of Wells Fargo Bank pursuant to specific wire instructions of Avantair received and approved prior to the Closing Date by CNM in writing. Pursuant to said wire instructions The sum of TWO MILLION ONE HUNDRED EIGHTY THOUSAND FOUR HUNDRED AND SEVENTY FOUR DOLLARS ($2,180,474.00) of the Equity Amount shall be wired, by Janet Mellow from the Escrow Account directly to Piaggio America to be applied to the outstanding balance of the amounts due and owing for the purchase of two (2) Piaggio America aircraft, with serial numbers 1109 and 1111 ("Aircraft"). In addition, from said Equity Amount in the Escrow Account, Avantair shall authorize and direct Janet Mellow and Wells Fargo Bank pursuant to the approved wire instructions to wire to CNM's account at Wells Fargo Bank Reno, Nevada such amounts as are necessary to pay for all legal fees and costs of CNM incurred in connection with the negotiation, preparation of the documentation and execution of the Loan.

                d. The Loan shall be secured by all of Avantair's assets, including

                                 LOAN AGREEMENT
                                     PAGE 2
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                        those identified in the Original  Security  Agreement to
                        the satisfaction of CNM ("Collateral"). Prior to the Closing Date Avantair shall execute and deliver to CNM any and all documents, including new Security Agreements and UCC Financing Statements and filings, necessary to
                        perfect  or  secure  CNM's  Loan  and  the   Collateral,
                        including that property as identified in the Original Security Agreement ("Security Agreement") and Avantair shall also have executed and delivered to CNM prior to the Closing Date the original of a Secured Promissory Note for the Loan ("Promissory Note").

                e. Only upon satisfaction of the conditions in Sections 2(a)-(d) and receipt by CNM of proper title transfer documentation and evidence of amounts owing Piaggio America, will the Loan proceeds be disbursed and paid by CNM directly to Piaggio America for the balance of the purchase price of the Aircraft. If all conditions are not met to the satisfaction of CNM, in its sole and absolute discretion, then this Agreement shall terminate and CNM shall have no further obligation or liability with respect to this Agreement and the Loan.



        3. APPLICATION AND PAYMENT OF LOAN AMOUNT. Should all conditions as set forth in Paragraph 2 be satisfied, and proof of same provided to CNM and confirmed by Janet Mellow at Wells Fargo Bank, then CNM shall direct Janet Mellow of Wells Fargo Bank to wire the sum of SEVEN MILLION SIX HUNDRED THOUSAND DOLLARS ($7,600,000.00) from CNM's Wells Fargo Bank Account, Reno, Nevada immediately to Piaggio America for the purchase and payment of the balance due and owing on the Aircraft, pursuant to wire instructions prepared and submitted by CNM to Avantair and Wells Fargo Bank prior to the Closing Date.

        4. REMAINDER OF EQUITY AMOUNT. Avantair, after first paying the amounts as set forth above in Section 2 (c) for the purchase of the Aircraft, shall be permitted to direct Janet Mellow Wells Fargo Bank to transfer the balance of the Equity Amount to Avantair's Trade Account at Wells Fargo Bank to apply to and repay existing and outstanding corporate payables and debts of Avantair to only those creditors and in those amounts as set forth in Schedule 1 attached hereto and incorporated herein.

        5. AFFIRMATION OF REVOLVING CREDIT AGREEMENT. Avantair expressly affirms the validity and enforceability of its debts and obligations under the Revolving Credit Agreement, Original Note and Original Security Agreement.

        6.      LOAN TERMS.  The Loan shall be evidenced  by a Promissory  Note,

                                 LOAN AGREEMENT
                                     PAGE 3
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Security Agreement and UCC Financing Statement,  executed by Avantair.  The Loan shall be secured by all assets of Avantair and shall give priority over all other creditors to the fullest extent permitted by law. The Loan shall accrue interest at the rate of Fifteen Percent (15%) per annum on the unpaid principal amount until paid in full, with the entire principal balance amount and any accrued interest thereon being due and payable in full on May 31, 2007 or seven
(7) days after the closing of Avantair's merger with Ardent, as defined under the Stock Purchase Agreement, whichever is the earlier to occur.

        7. REPAYMENT OBLIGATIONS. The parties agree that within Seven (7) days following the closing of the transactions contemplated under the Stock Purchase Agreement, Avantair, or its successor Ardent, shall pay to CNM an amount sufficient to first pay the Loan in full and to then reduce the balance due and owing under the Original Note and Revolving Credit Agreement and all other debts and obligations of Avantair otherwise previously loaned and/or guaranteed by CNM and/or its officers, directors, shareholders, affiliates and subsidiaries, and specifically including all such obligations for letters of credit, equipment and the Revolving Credit Agreement more particularly identified in Schedule 2 attached hereto and incorporated herein to no more than a combined total of TEN MILLION DOLLARS ($10,000,000.00), and in no event shall the total payment amount be less than FIFTEEN MILLION DOLLARS ($15,000,000.00). At that time, and so long as neither Avantair or Ardent is in default under this Agreement the Revolving Credit Agreement shall be amended to convert into a secured term loan to be repaid to CNM in twelve equal quarterly installments of principal and interest, with the first payment due ninety (90) days after completion of the transactions contemplated under the Stock Purchase Agreement and all remaining terms and conditions of the Original Note, Revolving Credit Agreement and Original Security Agreement shall otherwise remain. The principal balance under the term loan shall accrue interest at the rate of Ten Percent (10%) per annum.

        8. USE OF AIRCRAFT. The parties hereto agree that as additional consideration to CNM, CNM and its Officers, Directors and Shareholders shall be entitled to the use without charge, upon their request, of a Piaggio Avanti Aircraft for a total amount of 100 hours flight time over a three year period commencing from the date hereof.

        9.      TRADING  RESTRICTIONS.  CNM  and  its  Officers,  Directors  and
Shareholders agree not to trade in any of Ardent's common stock until the earlier of (i) the announcement by Ardent of the execution of the Stock Purchase Agreement and this Agreement or (ii) the termination of discussions between CNM, Avantair and/or Ardent regarding the transactions contemplated by this Agreement and/or the Stock Purchase Agreement and the failure of the parties to execute said documents.

        10. AVANTAIR REPRESENTATIONS AND WARRANTIES. Avantiar acknowledges and agrees that the execution of this Agreement by CNM is made in

                                 LOAN AGREEMENT
                                     PAGE 4
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material  reliance  by CNM on each  and  every  one of the  representations  and warranties made by Avantair in this Agreement, the Security Agreement and Promissory Note. Avantair hereby further represents and warrants to CNM that:

                a. GENERAL. Avantair acknowledges and agrees CNM has made no representation or warranty to Avantair concerning the Loan, this Agreement, the Promissory Note and Security Agreement, except as expressly stated in this Agreement.

                (b) ORGANIZATION. Avantair has been duly organized and is validly existing as a Nevada corporation, in good standing and fully qualified to do business in the State of Nevada.

                (c) AUTHORITY. Avantair has the right, power and authority to enter into this Agreement and to perform its obligations hereunder, and the person(s) executing this Agreement on behalf of Avantiar have the right, power and authority to do so. This Agreement constitutes the legal, valid and binding obligation of Avantair enforceable against Avantair in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, moratorium and other principles relating to or limiting the rights of contracting parties generally. This Agreement does not violate any provision of any other agreement or document to which Avantair is a party or to which Avantair is bound.

                (d) NO ATTACHMENTS. There are no attachments, executions, or assignments for the benefit of creditors, or voluntary or involuntary proceedings in bankruptcy or under any other debtor-relief laws pending or, to the best of Avantair's knowledge, threatened against Avantair.

                (e) NO CONFLICT WITH, VIOLATION OF OR DEFAULT UNDER LAWS OR OTHER Agreements. Neither the execution and delivery of this Agreement, the Promissory Note, the Security Agreement or any other document, agreement, certificate or instrument to which Avantair, as applicable, is a party or by which it is bound in connection with the Loan, nor the consummation of the transactions contemplated hereunder or thereunder, or the compliance with or performance of the terms and conditions herein or therein, is prevented by, limited by, conflicts in any material respect with, or will result in a material breach or violation of, or a material default (with due notice or lapse of time or both) under, or the creation or imposition of any lien, charge, or encumbrance of any nature whatsoever upon any of their respective properties or assets.

                (f) INFORMATION AND FINANCIAL DATA ACCURATE; FINANCIAL STATEMENTS; NO ADVERSE CHANGE. All information and financial and other data including the Stock Purchase Agreement, previously furnished by Avantair to CNM is true, correct and complete as of the date thereof, and there has been no material adverse change with

                                 LOAN AGREEMENT
                                     PAGE 5
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respect  thereto  to the date of this  Agreement  since  the dates  thereof.  No information has been omitted which would make the information previously furnished in such statements and documents to CNM misleading or incorrect in any material respect to the date of this Agreement.

                (g) ARDENT DUE DILIGENCE. Ardent has not received nor relied upon any representation or statement of CNM in connection with entering into the Stock Purchase Agreement.

        11. TOLLING OF LITIGATION. Upon all conditions being met under this Agreement and so long as Avantair is not in default under this Agreement or the Promissory Note and Security Agreement between Avantair and CNM, of even date herewith, CNM shall agree to stay its pending litigation against Avantair with respect to its default under the Revolving Credit Agreement pursuant to a Tolling Agreement acceptable to CNM in its sole and absolute discretion, and upon all payments being made as provided in Section 7 above and the Loan being converted to a secured term loan as provided in Section 7, CNM shall agree to a dismissal, without prejudice of such litigation.

        12. NOTICES. Any notices permitted or required under this Agreement shall be in writing and deemed given upon the date of personal delivery or 48 hours after deposit in the United States mail, postage fully prepaid, return receipt requested, addressed to Debtor at:

        Avantair, Inc.
        Attn:  Steve Santo
        1037 First Street
        New Windsor, NY  12553

addressed to the Secured Party at:

        CNM, INC.
        9295 Prototype Drive
        Reno, Nevada 89511

or at any other address as any party may, from time to time, designate by notice given in compliance with this section.

        13. GOVERNING LAW. This Agreement shall be governed and interpreted pursuant to the laws of the State of Nevada. Jurisdiction and venue with respect to any dispute or action to interpret or enforce this Agreement shall be brought in the State or Federal Courts of Nevada located in Washoe County, Nevada.

        14.     ATTORNEYS FEES. In the event of any legal action to interpret or

                                 LOAN AGREEMENT
                                     PAGE 6
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enforce  provisions of this Agreement,  the prevailing  party in any such action shall be awarded its reasonable attorneys fees and costs of court incurred in connection therewith.

        15. NO PARTNERSHIP. Neither the provisions of this Agreement nor the relationship of the parties hereunder, shall be construed to create any partnership, joint venture or other legal entity between the parties hereto and the parties shall not have the right or authority to enter into any agreements on behalf of the other party without the prior written consent of the party to be charged.

        16. ASSIGNMENT. CNM may assign its rights, title, interest and obligations under this Agreement upon notice to all other parties. Avantair shall not be permitted to assign their rights under this Agreement, without the prior written consent of CNM.

        17.     SEVERABILITY.   If  any  portion  of  this  Agreement  is  found
unenforceable, invalid or illegal, the remaining portions of this Agreement shall remain in full force and effect and shall not be a basis to void this entire Agreement.

        18. REASONABLE APPROVAL. If any approval is required under this Agreement, any such approval or consent shall not be unreasonably withheld or delayed.

        19      TIME.  Time is of the  essence.  Each party  shall  perform  its obligations hereunder in a prompt and timely manner.

        20. ENTIRE AGREEMENT. This Agreement supercedes all other agreements, whether oral or written, between the parties with respect to the subject matter hereof. This Agreement shall not be modified by any party unless such modification is in writing signed by all parties hereto.

        21. WAIVER. No consent or waiver, expressed or implied, by any party hereto, to or of any breach or default by any other party in the performance by such other party of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other party of the same or any other obligations of such other party hereunder. Failure on the part of a party to complain of any act or failure to act with the other party or to declare the other party in default, irrespective of how such failure continues, shall not constitute a waiver by said party of its rights hereunder. The giving of consent by a party in any one instance shall not limit or waive the necessity to obtain such consent in any future instance.

        22. SUCCESSORS. Subject to the conditions set forth in this Agreement, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors and assigns.

                                 LOAN AGREEMENT
                                     PAGE 7
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        23.     COUNTERPARTS.  This  Agreement  may be executed in  counterparts each of which shall be deemed an original but all of which shall together shall constitute one and the same document.

        The parties hereto have executed this Agreement in Washoe County, Nevada, as of the day first above written.



AVANTAIR, INC.                                   CNM, INC.



By: /s/ John Waters                              By: /s/ Charles M. Mathewson
   ----------------                                 -------------------------
   Its: Chief Financial Officer                     Charles M. Mathewson
                                                    Its: President

ACCEPTED AND AGREED SOLELY AS
TO SECTIONS 7* AND 10(G)

ARDENT ACQUISITION CORP.



By: /s/ Barry J. Gordon
   ---------------------
   Its: Chairman

*This is conditioned upon the consummation of the transactions contemplated in the Stock Purchase Agreement (as defined in
Section 2(a) herein).

                                 LOAN AGREEMENT
                                     PAGE 8

                                   SCHEDULES

                            [Intentionally Omitted]